UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2025, Carolyn L. O’Boyle informed the Company that she will be stepping down after more than five years as the Company’s Chief People Officer. Her departure is not related to any disagreement with the Company on any matter relating to its operations, policies, or practices. To support an orderly transition, Ms. O’Boyle will remain at the Company until November 7, 2025.

On October 29, 2025, the Company’s Board of Directors approved the appointment of Laura J. Boynton to the role of Chief People Officer. Ms. Boynton has served in numerous human resources roles with the Company since 2001, most recently as Sr. Director of HR Business Partners since August 2024. Prior to that, she served as Director of Human Resources from 2018 to 2024 and Director of Leadership & Development from 2017 to 2018. She will manage the Company’s people and culture initiatives, reporting to Chief Executive Officer C. James Koch and Chief Operating Officer Philip A. Hodges.

There is no arrangement or understanding with any person pursuant to which Ms. Boynton is being appointed as Chief People Officer. There are no family relationships between Ms. Boynton and any director or executive officer of the Company, and she is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	October 29, 2025	By:	/s/ C. James Koch
Name: C. James Koch Title: Chairman, President & CEO